                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
                                (Rule 14a--101)

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            K&G MEN'S CENTER, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             K&G MEN'S CENTER, INC.
                         1225 CHATTAHOOCHEE AVENUE, NW
                            ATLANTA, GEORGIA  30318
                             PHONE:  (404) 351-7987

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The 1998 Annual Meeting of Shareholders of K&G Men's Center, Inc. (the "Company") will be held at 11:00 a.m. on Friday, June 5, 1998 at the Company's headquarters at 1225 Chattahoochee Avenue, NW, Atlanta, Georgia 30318. The meeting is called for the following purposes:

     (1) To approve an amendment to the Company's Articles of Incorporation to increase from 20,000,000 to 40,000,000 the number of shares of Common Stock the Company is authorized to issue;

     (2) To approve an amendment to the Company's 1995 Stock Option Plan for Employees to increase the number of shares of the Company's common stock reserved for grant under the plan from 843,750 to 1,100,000;

     (3) To elect the Company's Class III directors to serve a three-year term expiring in 2001 in accordance with the Company's Articles of Incorporation;

     (4) To ratify the appointment of Arthur Andersen LLP by the Board of Directors of the Company as the independent public accountants of the Company; and

     (5) To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 1, 1998 as the record date for the purpose of determining the shareholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF EACH OF THE ABOVE PROPOSALS.

                                       By Order of the Board of Directors,

                                       /s/ John C. Dancu

                                       John C. Dancu
                                       Assistant Secretary

May 5, 1998
Atlanta, Georgia

     IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                             K&G MEN'S CENTER, INC.
                         1225 CHATTAHOOCHEE AVENUE, NW
                            ATLANTA, GEORGIA  30318
                             PHONE:  (404) 351-7987

                                                                     May 5, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of K&G Men's Center, Inc. (the "Company"), which will be held at 11:00 a.m. on Friday, June 5, 1998 at the Company's headquarters at 1225 Chattahoochee Avenue, NW, Atlanta, Georgia.

     The principal business of the meeting will be (i) to approve an amendment to the Company's Articles of Incorporation to increase from 20,000,000 to 40,000,000 the number of shares of Common Stock the Company is authorized to issue, (ii) to approve an amendment to the Company's 1995 Stock Option Plan for Employees to increase the number of shares of Common Stock reserved for grant under the plan from 843,750 to 1,100,000, (iii) to elect the Company's Class III directors to serve a three-year term expiring in 2001 in accordance with the Company's Articles of Incorporation, and (iv) to ratify the appointment of Arthur Andersen LLP by the Board of Directors of the Company as the independent public accountants of the Company. During the meeting, we will also review the results of the past fiscal year and report on significant aspects of our operations during the first quarter of fiscal 1998.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes. On behalf of the entire Board of Directors, I urge you to vote FOR approval of each of the proposals.

                                       Sincerely yours,

                                       /s/ Stephen H. Greenspan

                                       Stephen H. Greenspan
                                       Chairman, President and
                                       Chief Executive Officer

                             K&G MEN'S CENTER, INC.
                         1225 CHATTAHOOCHEE AVENUE, NW
                            ATLANTA, GEORGIA  30318
                             PHONE:  (404) 351-7987

                                PROXY STATEMENT

     This Proxy Statement is furnished by and on behalf of the Board of Directors of K&G Men's Center, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held 11:00 a.m. on Friday, June 5, 1998, at the Company's headquarters at 1225 Chattahoochee Avenue, NW, Atlanta, Georgia, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about May 5, 1998 to the Company's shareholders of record on the Record Date, as defined below.

     THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                            SHARES ENTITLED TO VOTE

     Proxies will be voted as specified by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $.01 par value per share (the "Common Stock"), of the Company represented thereby will be voted (i) FOR the approval of an amendment to the Company's Articles of Incorporation to increase from 20,000,000 to 40,000,000 the number of shares of Common Stock the Company is authorized to issue, (ii) FOR the approval of an amendment to the Company's 1995 Stock Option Plan for Employees to increase the number of shares of Common Stock reserved for grant under the plan from 843,750 to 1,100,000, (iii) FOR the election of Class III directors of the nominees listed in this Proxy Statement, and (iv) FOR the ratification of the appointment of Arthur Andersen LLP by the Board of Directors as the independent public accountants of the Company. The submission of a signed proxy will not affect a shareholder's right to attend and to vote in person at the Annual Meeting. A shareholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by the attending and voting in person at the Annual Meeting.

     Only holders of record of Common Stock as of the close of business on May 1, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 10,142,420 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters. The holders of a majority of the Shares entitled to be voted must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld and abstentions will be counted in determining whether a quorum exists.

     Approval of the proposed amendment to the Company's Articles of Incorporation requires the affirmative vote of a majority of the Shares outstanding. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of votes against such proposal.

     Under Georgia law, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors.

     Approval of proposed amendment to the Company's 1995 Stock Option Plan for Employees and the ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company, as well as any other matter that may properly come before the Annual Meeting, requires the affirmative vote of a majority of the Shares represented in person or by proxy at the Annual Meeting and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of votes against such proposal.

              PROPOSAL I - AMENDMENT TO THE COMPANY'S ARTICLES OF
                    INCORPORATION TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

     Article IV of the Company's Amended and Restated Articles of Incorporation currently provides that the Company has the authority to issue twenty-two million (22,000,000) shares, of which twenty million (20,000,000) shares, having a par value of One Cent ($.01) per share, shall be designated as "Common Stock," and two million (2,000,000) shares, having a par value of One Cent ($.01) per share, shall be designated as "Preferred Stock." This proposal presents a proposed amendment to the Company's Amended and Restated Articles of Incorporation that, if adopted, would increase the number of shares of Common Stock the Company is authorized to issue from twenty million (20,000,000) to forty million (40,000,000) shares. This amendment would not change the number of authorized shares of Preferred Stock designated in Article IV of the Company's Amended and Restated Articles of Incorporation. The proposed amendment to Article IV, and the form of the resolution to be presented to the shareholders, is set forth in Appendix A.

     If this proposal is adopted, the Board of Directors will be vested with the authority to provide for the issuance of the additional authorized shares without further shareholder approval, except to the extent required by law or by a security exchange or stock market on which the Common Stock is listed or traded at that time. The Company's Common Stock is currently traded on the Nasdaq National Market. Existing shareholders do not have preemptive rights to subscribe for or to purchase additional shares of Common Stock. The additional shares of Common Sock for which authorization is sought shall have the same rights and privileges that are afforded to the existing Common Stock, as outlined in Article IV, Section B, of the Company's Amended and Restated Articles of Incorporation.

     As noted above, Article IV of the Company's Amended and Restated Articles of Incorporation presently authorizes the issuance of 20,000,000 shares of Common Stock. As of the Record Date, there were 10,142,420 shares of Common Stock issued and outstanding. There are also 843,750 and 75,000 shares of Common Stock, respectively, currently reserved for issuance under the 1995 Stock Option Plan for Employees and under the K&G Men's Center, Inc. Director Stock Option Plan. Accordingly, as of the Record Date, there were 8,938,830 shares of Common Stock available for future issuance. The Company currently has a proposal pending to increase the number of shares reserved under the 1995 Stock Option Plan for Employees by an additional 256,250 shares, which would reduce the number of shares available for future issuance from 8,938,830 to 8,682,580. If both the proposal to amend the Company's Amended and Restated Articles of Incorporation and the proposal to amend the 1995 Stock Option Plan for Employees are adopted, the Company would have 28,682,580 shares of Common Stock available for future issuance.

     The Company's Board of Directors recommends the increase in the authorized shares of Common Stock to provide the Company with additional shares and more flexibility for future share issuances in connection with stock splits, offerings of Common Stock, stock options, business combinations and other potential business purposes. The Company does not have any current plans or agreements for the future issuance of additional shares of Common Stock other than a proposal to increase the number of shares reserved for future issuance under the Company's 1995 Stock Option Plan for Employees from 843,750 to 1,100,000 shares.

     Issuance of additional shares of Common Stock, depending upon their timing and situation, may dilute earnings per share and decrease the book value per share of outstanding shares. Such additional shares may also cause each shareholder's percentage ownership in the Company to be proportionally reduced.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL I ABOVE.

           PROPOSAL II - AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION
              PLAN FOR EMPLOYEES TO INCREASE THE NUMBER OF SHARES
                        RESERVED FOR ISSUANCE THEREUNDER

     The Company's Board of Directors has approved and recommended for submission to the Shareholders for their approval, a proposal to amend the Company's 1995 Stock Option Plan for Employees (the "Plan"), to increase the number of shares reserved for grant under the Plan from 843,750 to 1,100,000. This proposed amendment is necessary to reserve a sufficient number of shares of Common Stock under the Plan to allow the Company to grant future stock options to key employees. The proposed amendment to the Plan, and the form of the resolution to be presented to the Shareholders, is set forth in Appendix B.

     The purpose of the Plan is to provide additional compensation to key employees of the Company, to secure and retain their services and to promote their personal interest in the welfare of the Company by giving them an opportunity to invest in the future success of the Company.

     Since the inception of the Plan, the Compensation Committee of the Company's Board of Directors has granted options to purchase 571,200 shares of Common Stock under the Plan out of the 843,750 shares presently reserved for issuance thereunder. Of these options granted, 18,660 shares have been recaptured by the Plan from employees who have terminated employment with the Company. As such, there are 291,210 shares of Common Stock available for future grant under the terms and conditions of the Plan.

     The following table presents certain information required by the Securities and Exchange Commission (the "SEC") relating to the number of shares of non-qualified stock options granted to certain employees and certain groups of employees or directors under the Plan as of March 30, 1998. The Company has not granted any incentive options under the Plan.

                                                       NON-QUALIFIED
               NAME AND POSITION                      OPTIONS GRANTED
               -----------------                      ---------------
Stephen H. Greenspan
  Chairman, President and
  Chief Executive Officer                                 37,500

John C. Dancu
  Chief Operating Officer and
  Chief Financial Officer                                 72,500

Martin Schwartz
  Senior Vice President and
  General Merchandising Manager                           57,750

R. Scott Saban
  Vice President of Management Information
  Systems and Store Construction                          47,625

All current executive officers as a group
  (4 persons)                                            215,375

All current directors who are not
  executive officers as a group
  (4 persons) (1)                                             --

All non-executive employees as a group
  (61 persons)                                           302,434
------------
(1) Directors who are not executive officers are not eligible to participate in the Plan. These four Directors are eligible to receive options to purchase shares of the Company's Common Stock under the K&G Men's Center, Inc. Director Stock Option Plan. As of March 30, 1998, 27,500 options to purchase shares had been granted to the four non-officer Directors under this plan.

PLAN SUMMARY AND OTHER INFORMATION

     Administration.  The Board of Directors of the Company shall appoint two or
     ---------------
more of its members to a committee (the "Committee") that will administer the Plan on behalf of the Company. As required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), for compensation to be treated as performance-based compensation, the Committee shall at all times be comprised only of "outside directors" as that term is used in Section 162(m) of the Code and the regulations thereunder.

     Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine:

        (a) the key employees of the Company and any subsidiaries to whom, the times when and the prices at which it shall grant stock options;

        (b) the type of options to be granted, i.e., either incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options" or "ISOs") or nonqualified stock options to which Section 421(a) of the Code does not apply ("Nonqualified Stock Options" or "NQOs") (collectively, the "Options");

        (c) the total number of Options to be granted to an optionee (an "Optionee" or collectively the "Optionees");

        (d) the time and duration of the period of exercisability of each Option and the vesting period of each Option;

        (e) the number and class of shares of common stock of the Company subject to each Option; and

        (f)  the terms and conditions for exercise and payment of each Option.

     The Committee also shall have complete and conclusive authority to (i) interpret the Plan; (ii) prescribe, amend and rescind rules and regulations relating to it; (iii) determine the terms and provisions of the stock option agreements that the Company enters into with Optionees (the "Agreement" or collectively the "Agreements"), the terms of which need not be identical; and
(iv) make all other determinations necessary or advisable for the administration of the Plan.

     Compliance with Code for Incentive Stock Options.  All ISOs granted
     ------------------------------------------------
pursuant to this Plan are intended to comply with Section 422 of the Code, and all provisions of the Plan and all ISOs granted thereunder shall be construed in such a manner as to effectuate that intent.

     Limitation on Incentive Stock Option Amounts.  The Committee may not grant
     --------------------------------------------
an ISO to the extent the aggregate fair market value, determined at the time the Committee grants the ISO, of Shares with respect to which an Optionee may exercise ISOs for the first time during any calendar year under this and any other plan of the Company exceeds $100,000. If the limitation is exceeded, the Incentive Stock Options that cause the limitation to be exceeded shall be treated as Nonqualified Stock Options.

     Exercise of Option by Optionee.  An Optionee may exercise his or her Option
     ------------------------------
and purchase Shares upon exercise of such Option only by giving the Company a notice in writing of his or her intent to exercise such Option with respect to a specific number of Shares. The notice shall contain such representations and warranties regarding compliance with applicable federal and state securities laws as the Committee may reasonably request. The Optionee may pay the purchase price in full upon the exercise of an Option and the Company shall not issue or deliver Shares until full payment therefor has been made. Payment of the purchase price shall be made in cash or, alternatively, if the applicable Agreement so allows, by delivery to the Company of a number of shares of capital stock of the same class as the Shares that are the subject of the Option having fair market value on the date of exercise, as the Committee in its sole discretion determines, equal to the purchase price or in combination with cash equal to the exercise price; provided, however, that the delivery of shares of capital stock in payment of all or a portion of the exercise price by the Optionee subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may only be made with Shares the Optionee has owned for at least six months prior to the date of the exercise of the Option.

     Until the Company issues a stock certificate reflecting the Shares accruing to the Optionee upon the exercise of the Option, the Optionee shall have no rights as a shareholder with respect to the Shares issuable pursuant to the Option. The Company shall make no adjustment to the Shares for any dividends or distributions or other rights for which the record date is prior to the issuance of that stock certificate, except as this Plan otherwise provides.

     Withholding Taxes.  Whenever the Company proposes or is required to issue
     -----------------
Shares to an Optionee who is or was an employee of the Company or a Subsidiary, or his legatee or legal representative under the Plan, pursuant to the exercise of a NQO granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements before the delivery of any certificate or certificates for such Shares. An Optionee may pay the withholding tax (a) by making payment in cash, (b) if the applicable Agreement provides, by electing to tender to the Company the smallest number of whole shares of capital stock of the Company that, when multiplied by the fair market value of the shares of Common Stock of the Company of that class determined as of the Tax Date (as defined below), is sufficient to satisfy federal, state or local, if any, withholding taxes arising from exercise of the NQO; provided, however, that the delivery of shares of capital stock in payment of all or a portion of the exercise price by an Optionee subject to Section 16(b) of the Exchange Act may only be made with shares the Optionee has owned for at least six months prior to the date of the exercise of the Option, or (c) by electing to have the number of Shares the Optionee is to receive upon exercise reduced by the number of Shares determined in (b) above (an Optionee's election to tender or offset as described in (b) or (c) above is referred to as a "Withholding Election"). An Optionee may make a Withholding Election only if the following conditions are met:

        (i) the Withholding Election must be made no later than the date on which the amount of tax required to be withheld is determined (the "Tax
     Date) by executing and delivering to the Company a properly completed notice of withholding election in the form the Committee prescribes;

        (ii)  any Withholding Election is irrevocably given; and

        (iii)  if a class of the Company's capital stock is registered under
     Section 12 of the Exchange Act and if the Optionee is considered by the Committee to be subject to Section 16(b) of the Exchange Act, the Withholding Election is delivered to the Company sufficiently in advance of the Tax Date as the Committee determines is necessary or appropriate to satisfy the conditions of the exemption provided under Rule 16b-3 promulgated under the Exchange Act.

     Assignability.  Except as Section 5(e) or (g) of the Plan permits, neither
     -------------
the Option nor any of the rights and privileges thereof accruing to an Optionee shall be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and no such Option, right or privilege shall be subject to execution, attachment or similar process.

     The Right of the Company to Terminate Employment.  No provision in the Plan
     ------------------------------------------------
or any Option shall confer upon any Optionee any right to continue in the employment of the Company or any Subsidiary or interfere in any way with the right of the Company or Subsidiary to terminate his employment at any time.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL II ABOVE.

                      PROPOSAL III - ELECTION OF DIRECTORS

     Pursuant to the Company's Amended and Restated Articles of Incorporation, at the Annual Meeting, each of the two members of Class III of the Board of Directors will be proposed for election for a three-year term expiring upon the third following Annual Meeting of Shareholders and upon the election and qualification of their respective successors. At each succeeding Annual Meeting of Shareholders, successors to the class of directors whose term expires at that Annual Meeting of Shareholders will be elected for a three-year term.

     All Shares represented by properly executed proxies received in response to this solicitation will be voted for the election of the directors as specified therein by the shareholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of each of the nominees listed in this Proxy Statement to the Board of Directors. Each nominee has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting, the nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that the nominee will be unable or will decline to serve as a director. Shareholders may withhold their votes from the nominee by so indicating in the space provided on the enclosed proxy card.

     Set forth below is certain information furnished to the Company by each director nominee. Each nominee currently serves as a director of the Company.

NOMINEE FOR ELECTION - TERM EXPIRING 2001 - CLASS III

STEPHEN H. GREENSPAN
AGE:  57

     STEPHEN H. GREENSPAN founded the Company in December 1989, and has served as its Chairman of the Board, President and Chief Executive Officer since the Company's incorporation. He has more than 30 years of experience in the apparel industry. In addition to owning and operating K&G and other apparel retailers, during his career as an entrepreneur in the apparel industry, Mr. Greenspan has owned and operated companies that liquidated the remaining merchandise of failing retail businesses, and he has also served as a manufacturer's representative for various apparel lines.

W. PAUL RUBEN
AGE:  57

     W. PAUL RUBEN has been a Director and Secretary of the Company since its incorporation in June 1990. Mr. Ruben is primarily a private investor.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION AS A DIRECTOR OF EACH OF THE NOMINEES NAMED ABOVE.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

JOHN C. DANCU
AGE:  38

     JOHN C. DANCU has served as Chief Financial Officer of the Company since March 1995. Effective March 1997, he became the Company's Chief Operating Officer and a Director of the Company. Prior to joining the Company, from May 1986 to March 1995, Mr. Dancu was an investment banker in the corporate finance department of The Robinson-Humphrey Company, Inc., ultimately serving as a First Vice President. In this capacity, Mr. Dancu was involved in numerous public and private financings and merger and acquisition transactions involving companies in the retail industry.

JAMES W. INGLIS
AGE:  54

     JAMES W. INGLIS has been a director of the Company since March 1997. Mr. Inglis is currently an independent business consultant. From 1996 to 1998, Mr. Inglis served as the Chief Operating Officer, Senior Vice Present and Director of The Maxim Group, a publicly-held retailer of floor coverings. From 1983 to 1996, Mr. Inglis served in various capacities with The Home Depot, Inc., including most recently as its Executive Vice President of Strategic Development and as a member of its board of directors.

CAMPBELL B. LANIER, III
AGE:  47

     CAMPBELL B. LANIER, III has served as a Director of the Company since May 1995. Mr. Lanier serves as Chairman of the Board and Chief Executive Officer of ITC Holding Company, Inc. ("ITC Holding") and has served as a director of ITC Holding (or its predecessor companies) since the company's inception in 1985.
In addition, Mr. Lanier is an officer and director of several ITC Holding subsidiaries. Mr. Lanier also is a director of Innotrac Corporation, which provides customized, technology-based marketing support services; Chairman of the Board and a director of ITCDeltaCom, Inc., which provides retail and wholesale telecommunications services; a director of KNOLOGY Holdings, Inc., a broadband communications services company; a director of MindSpring Enterprises, Inc., an Internet access provider; a director of National Vision Associates, Ltd., a full service optical retailer; and a director of Powertel, Inc., a personal communications services company. Mr. Lanier also is a special limited partner in the South Atlantic Venture Fund II, Limited Partnership and South Atlantic Venture Fund III, Limited Partnership and he is a Managing Director of South Atlantic Private Equity Fund IV, Limited Partnership.

DONALD W. BURTON
AGE:  54

     DONALD W. BURTON has been a director of the Company since February, 1997. Since 1981, Mr. Burton has served as Chairman and Managing General Partner of South Atlantic Venture Funds. Mr. Burton has been the general partner of The Burton Partnership, Limited Partnership since January 1979. Mr. Burton serves on the Board of Directors of ITCDeltaCom, Inc., KNOLOGY Holdings, Inc., Powertel, Inc.(each of which is described above), MTL Inc., a tank truck carrier company, The Heritage Group of Mutual Funds and several private companies. Mr. Burton also serves as a director of the National Venture Capital Association. Prior to founding the South Atlantic Venture Funds, Mr. Burton was a General Partner of Fidelity Ventures, Limited, Boston, Massachusetts. See "-Beneficial Ownership of Common Stock."

     The Company's Board of Directors held six meetings during the fiscal year ended February 1, 1998 ("fiscal 1997"). In contemplation of the Company's initial public offering, which was completed in January 1996, the Board of Directors formed an Audit Committee and a Compensation Committee. The Board has not established a Nominating Committee. No director attended less than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served that were held during his term as a director of the Company.

     The Audit Committee of the Board of Directors is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. It presently consists of Messrs. Lanier and Burton, with Mr. Burton serving as Chairman. The Audit Committee met on April 23, 1997 to discuss the results of the Company's fiscal 1996 audit. The Audit Committee also met on February 10, 1998 to discuss the progress of the Company's fiscal 1997 audit. It presently intended that Messrs. Lanier and Burton will continue to serve on the Audit Committee after the Annual Meeting.

     The Compensation Committee of the Board is responsible for making determinations regarding compensation arrangements for executive officers and other members of management of the Company, including approving the annual incentive compensation plans of the Company and the Company's awards to executive officers under each incentive plan. It consists of Messrs. Lanier and Inglis, with Mr. Lanier serving as Chairman. The Compensation Committee met four times during fiscal 1997 to discuss various compensation issues, including compensation payable to the Company's executive management for fiscal 1997 and the issuance of Stock Options under the Plan. It is presently intended that Messrs. Lanier and Inglis will continue to serve on the Compensation Committee after the Annual Meeting.

     The Company's Board of Directors is comprised of six members. The Company currently does not pay director's fees, although it does reimburse directors for expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. The Company has implemented a Director Stock Option Plan which provides for automatic grants of options to purchase Common Stock to be made periodically to non-management directors.

EXECUTIVE OFFICERS

     The executive officers of the Company serve at the discretion of the Board of Directors and presently include Messrs. Greenspan, Dancu, Martin Schwartz and
R. Scott Saban. Set forth below is certain information furnished by each of Messrs. Schwartz and Saban. For additional information concerning Messrs. Dancu and Greenspan, see "Additional Information Concerning the Board of Directors" and "Nominees for Election," respectively.

MARTIN SCHWARTZ
AGE:  56

     MARTIN SCHWARTZ has served as K&G's General Merchandising Manager since he joined the Company in February 1991. Effective January 1996, he assumed the additional title of Senior Vice President. Prior to joining the Company, from October 1986 to January 1991, Mr. Schwartz served as Senior Vice President, General Merchandising Manager - Merchandising and Marketing for a division of Woolworth & Co., and from May 1984 to September 1986, he served as Vice President and General Merchandise Manager for the menswear and children's departments of Montgomery Ward. Mr. Schwartz has over 30 years of experience in the retail industry, and has also served in various merchandising capacities with Dayton Hudson, Macy's, Federated and Rich's.

R. SCOTT SABAN
AGE 32

     R. SCOTT SABAN served as the Vice President of Operations and Management Information Systems of the Company from January 1995 to April 1998. Effective April 1998, Mr. Saban assumed the title and responsibilities of Vice President of Management Information Systems and Store Construction. Prior to January 1995, Mr. Saban served as the Company's Management Information Systems Director and as an Assistant Store Manager. Mr. Saban is the son-in-law of Mr. Greenspan.

EMPLOYMENT AGREEMENTS

     In May 1995, the Company entered into a five-year employment agreement with each of Messrs. Greenspan and Schwartz. Under his agreement, the Company agreed to employ Mr. Greenspan as its Chairman of the Board and the President at a salary of $120,000 per year plus such other benefits as are made available to other senior executives of the Company. The agreement provides that if Mr. Greenspan is terminated by K&G other than for "cause," as defined in the agreement, he is entitled to severance compensation equal to 100% of his then-current annual salary. The agreement contains provisions that purport to restrict Mr. Greenspan's ability to compete with the Company or solicit its employees for a specified period following the termination of his employment. Mr. Schwartz' employment agreement is similar in form except that it (i) provides for Mr. Schwartz to be employed as the Company's General Merchandising Manger at a salary of $114,000 per year plus such other benefits as are made available to other senior executives of the Company, and (ii) entitles Mr. Schwartz to severance compensation equal to 200% of his then-current annual salary in the event of termination of his employment other than for "cause."

     In March 1995, the Company entered into a two-year employment agreement with Mr. Dancu under which he is employed as K&G's Chief Financial Officer. Effective March 1997, Mr. Dancu assumed the additional duties of Chief Operating Officer and his salary was set at $150,000 per year plus such other benefits as are made available to other senior executives of the Company. Mr. Dancu's employment agreement, pursuant to its terms was automatically extended for a year in March 1997 and March 1998, and his salary was set at $165,000 per year as of April 1, 1998. The agreement provides that if Mr. Dancu is terminated by K&G other than for "cause," he is entitled to 50% of his then-current annual salary plus amounts accrued to date to Mr. Dancu under any bonus or incentive compensation programs then in effect. The agreement contains provisions that purport to restrict Mr. Dancu's ability to compete with the Company or solicit its employees for a specified period following the termination of his employment. In connection with the execution of Mr. Dancu's employment agreement, each of the Company's then-existing shareholders granted Mr. Dancu an option to purchase a number of shares of Common Stock equal to 4.5% of the respective stock holdings of each such shareholder. These options, which relate to an aggregate of 354,373 shares and exercisable at $2.54 per share, vested upon consummation of the Company's initial public offering in January 1996. As of March 30, 1998, 254,373 of these options to purchase shares remained outstanding and were unexercised.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the SEC and the National Association of Securities Dealers, Inc. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the company and written representations from such persons that no other reports were required, its directors, executive officers and greater then 10% shareholders complied during fiscal 1997 with all applicable Section 16(a) filing requirements.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information concerning (i) those persons known by the Company to own beneficially more then 5% of the Company's outstanding Common Stock, (ii) the directors and executive officers of the Company and (iii) the directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes below, such information is provided as of March 30, 1998. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

                                                                     Amount and Nature of
  Title of                                                               Beneficial
   Class        Name of Beneficial Owner                                  Ownership            Percent of Class
  --------      ------------------------                            --------------------       ----------------
                EXECUTIVE OFFICERS AND DIRECTORS
Common Stock    Stephen H. Greenspan(1)........................           1,682,362                  16.6%
Common Stock    W. Paul Ruben(2)...............................             897,005                   8.8%
Common Stock    John C. Dancu(3)...............................             277,893                   2.7%
Common Stock    Martin Schwartz................................             349,311                   3.4%
Common Stock    R. Scott Saban.................................                 899                    *
Common Stock    James W. Inglis................................              11,400                    *
Common Stock    Campbell B. Lanier, III(4).....................              98,655                    *
Common Stock    Donald W. Burton(5)............................             997,362                   9.8%
Common Stock    All executive officers and directors as a
                  group (8 persons)............................           4,060,514                  40.0%

                OTHER SHAREHOLDERS
Common Stock    Northwestern Mutual Life Insurance Company.....             851,100                   8.4%

------------
(1) Include 984,375 shares owned of record by a partnership established for Mr. Greenspan's family and 24,000 shares held in a foundation. Mr. Greenspan's business address is that of the Company.
(2) Includes 763,590 shares owned of record by a partnership established for Mr. Ruben's family. Mr. Ruben's business address is that of the Company.
(3) Includes 23,520 shares owned directly by Mr. Dancu and 254,373 shares subject to options held by him to purchase outstanding shares of Common Stock. Mr. Dancu's options were granted to him prior to the Company's initial public offering by the Company's shareholders at that time. Accordingly, Mr. Dancu's share holdings relate to shares held by various shareholders, including certain of the shareholders identified herein.
(4) All of the indicated shares are owned of record by ITC Holding Company, with which Mr. Lanier is affiliated. The business address of ITC Holding Company ("ITC") is 1239 OG Skinner Drive, P.O. Box 510, West Point, Georgia 31833.
(5) Includes 949,737 shares owned of Record by South Atlantic Venture Fund III, Limited Partnership of which Mr. Burton is the Managing General Partner, and 47,625 owned of record by The Burton Partnership, Limited Partnership, of which Mr. Burton is the General Partner.

EXECUTIVE COMPENSATION

     Pursuant to SEC rules for Proxy Statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following Report on Executive Compensation. The Committee intends that his report clearly describe the current executive compensation program of the Company, including the underlying philosophy of the program and the specific performance criteria on which executive compensation is based. This report also discusses in detail the compensation paid to the Company's Chief Executive Officer, Mr. Stephen H. Greenspan, during fiscal 1997.

REPORT ON EXECUTIVE COMPENSATION

     Until the establishment of the Compensation Committee in November 1995, the Board of Directors made decisions involving executive compensation based primarily upon the recommendations of the Chairman of the Board, President and Chief Executive Officer, Mr. Stephen H. Greenspan. Although management continues to make initial recommendations concerning adjustments to executive compensation, upon the establishment of the Compensation Committee, that Committee became primarily responsible for establishing salaries, bonuses and other compensation for the Company's executive officers for fiscal 1995 and thereafter, as well as administering the 1995 Stock Option Plan for Employees (the "Plan"). Each member of the Compensation Committee is a non-employee director.

     Compensation Policy. The Company's executive compensation policy is designed to provide levels of compensation that integrate compensation with the Company's annual and long-term performance goals and reward above-average corporate performance, thereby allowing the Company to attract and retain qualified executives. Specifically, the Company's executive compensation policy is intended to:

     . Provide compensation levels that are consistent with the Company's business plan, financial objectives and operating performance;

     . Reward performance that facilitates the achievement of the Company's business plan goals;

     .  Motivate executive to achieve strategic operating objectives; and

     . Align the interest of executives with those of shareholders and the long-term interests of the Company by providing long-term incentive compensation in the form of stock options.

     In light of the Company's compensation policy, the components of its executive compensation program for fiscal 1997 were base salaries, cash bonuses and stock options.

     Base Salary. Each executive officer's base salary (including the Chief Executive Officer's base salary) is based upon a number of factors, including the responsibilities borne by the executive officer and his or her length of service to the Company. Each executive officer's base salary is reviewed annually and occasionally adjusted to account for the Company's financial performance, any change in the executive officer's responsibilities and the executive officer's overall performance. Factors considered in evaluating performance include financial results such as increases in sales, net income before taxes and earnings per share, as well as non-financial measures such as improvements in service and relationships with suppliers and employees, and leadership and management development. These non-financial measures are subject in nature. No particular weight is given by the Compensation Committee to any particular factor.

     Cash Bonuses. Each executive officer, including the Chief Executive Officer, is eligible to receive a discretionary annual cash bonus. In determining the discretionary bonus payable to any particular executive officer, the executive officer's performance during the preceding fiscal year and the aggregate cash compensation (salary plus bonus) to be received by such officer if the Company achieves its projected financial performance is evaluated, as well as such other factors as are deemed relevant in calculating the officer's bonus. Such other factors generally include the officer's level of responsibility and length of service to the Company. No weight is given by the Compensation Committee to any particular factor.

     Stock Options. In November 1995, the Company adopted the Plan under which executive officers, including the Chief Executive Officer, are eligible to receive stock options. In general, stock option awards are granted as warranted by the Company's growth and profitability.

     Under the Plan, all stock options granted to date have been granted at exercise prices no less than the fair market value of the Company's Common Stock on the date of grant, although that is not a requirement of the Plan. All options granted to date to employees become exercisable in varying increments over a four-year period. The Compensation Committee believes that these features serve to align the interests of the executives with those of shareholders and the long-term interests of the Company.

     In March 1997, each of the named executive officers of the Company received a grant of options to purchase 37,500 shares of Common Stock. These options become exercisable in increments over a four-year period. In the future, the amount of each executive officer's grant of stock options will be based upon an evaluation of such executive officer's responsibilities and performance, the desirability of long-term service from the particular executive officer, the aggregate amount of stock or stock options previously held by such executive officer and the Company's overall financial performance. While the Compensation Committee has not established a target level of stock ownership by the Company's executive officers, it does encourage such ownership and intends to gradually increase the ownership of the Company's Common Stock by executive officers and other key employees through grants of options to purchase such stock.

     Compensation of Chief Executive Officer. As stated above, until the establishment of the Compensation Committee in November 1995, the Board of Directors made decisions involving executive compensation based primarily upon the recommendations of the Chairman of the Board, President and Chief Executive Officer, Mr. Stephen H. Greenspan.

     Mr. Greenspan's compensation for fiscal 1997 consisted of cash compensation in the form of his salary and a grant of stock options to purchase 37,500 shares of the Company's Common Stock. These options become exercisable in increments over a four-year period.

     Limitations on Deductibility of Compensation. Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Compensation Committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will address this issue when formulating compensation arrangements for the Company's executive officers and will seek, where possible, to maintain the deductibility of any such payments.

                                       CAMPBELL B. LANIER, III
                                       JAMES W. INGLIS

     The Report on Executive Compensation of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Shareholders or its Report on Form 10-K.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. Lanier and Burton. During fiscal 1997, the Compensation Committee did not include any member of the Board of Directors who at that time served as an officer or employee of the Company, nor did any executive officer of the Company serve as a member of the Board of Directors of any entity that had executive officers who served on the Company's Board of Directors during that year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the Company's initial public offering in January 1996, the Company was operated as a privately-held business and as such entered into various transactions in the ordinary course of business with certain entities affiliated with Messrs. Greenspan, Ruben and Richard M. Vehon, Sr. Mr. Greenspan is the Chairman of the Board, President and Chief Executive Officer of the Company, and also its principal shareholder. Mr. Ruben is a director and Mr. Vehon was formerly a director of the Company, and both of Messrs. Ruben and Vehon owned greater than 10% of the outstanding Common Stock of the Company prior to its initial public offering. Mr. Vehon is now decreased. Management has sought to reduce the number and dollar volume of related party transactions involving the Company. The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of any future related party transactions.

     The Company leases its Irving, Texas store from Messrs. Greenspan and Ruben and the Estate of Mr. Vehon. Pursuant to this arrangement, the Company made lease payments of $66,000 in fiscal 1997. The lease for this store currently provides that the Company pay rent of $5,500 per month.

     Historically, the Company purchased a portion of its inventory from, and sold inventory to, a company called K&G Associates, 50% of which is owned by each of Messrs. Greenspan and Ruben. Pursuant to this arrangement, the Company purchased inventory in the amount of approximately $114,000 in fiscal 1997.

     In fiscal 1995, Ellsworth Realty, L.L.C. ("Ellsworth Realty"), a limited liability company whose shareholders are Messrs. Greenspan, Ruben and Dancu, acquired a building located across the street from the Company's original store in Atlanta. In February 1996, the Company relocated its original Atlanta store in this building. The lease for the building provides for the Company to pay Ellsworth Realty a specified amount for the warehouse and office space and a specified amount for the retail space plus 1% of the net sales of the store in excess of a certain threshold amount. Pursuant to this arrangement, the Company paid or accrued to Ellsworth Realty approximately $257,800 in fiscal 1997.

     Management believes that the principal terms of all of the transactions described above were no less favorable to the Company as could have been obtained from unaffiliated third parties.

EXECUTIVE OFFICER COMPENSATION

                      TABLE I - SUMMARY COMPENSATION TABLE

     The following table presents certain information required by the SEC relating to various forms of compensation award to, earned by or paid to the Company's Chief Executive Officer and the most highly compensated officers other than the Chief Executive Officer who earned more than $100,000 during fiscal 1997 and were serving in such capacities at the end of fiscal 1997. Such executive officers are hereinafter referred to as the Company's "Named Executive Officers."

                                                                                            Long-Term
                                                                                          Compensation
                                                                                       -------------------
                                                                                           Securities
                                                                                           Underlying
                                                            Annual Compensation              Options
                                                       -----------------------------
Named and Principal Position           Fiscal Year          Salary          Bonus         (# of Shares)       Compensation/1/
----------------------------         ---------------   ---------------   -----------   ------------------   ------------------
Stephen H. Greenspan,                      1997            $120,000        $     0           37,500               $3,882
 Chairman, President and Chief             1996            $120,000        $     0                0               $4,792
 Executive Officer.................        1995            $ 92,308        $     0                0               $2,865

John C. Dancu, Chief Operating             1997            $150,000        $25,000           37,500               $5,491
 Officer and Chief Financial               1996            $120,000        $     0                0               $6,587
 Officer...........................        1995            $ 96,923        $     0          354,373               $3,280

Martin Schwartz, Senior Vice               1997            $114,000        $     0           37,500               $3,882
 President and General                     1996            $114,000        $     0                0               $4,736
 Merchandising Manager.............        1995            $112,862        $22,539           20,250               $4,904

R. Scott Saban, Vice President             1997            $ 88,462        $12,000           37,500               $5,431
 of Management Information                 1996            $ 78,154        $ 8,000                0               $6,527
 Systems and Store Construction....        1995            $ 50,539        $ 5,000           20,250               $3,220

------------
/1/ These figures represent premiums for the Company's medical and dental coverage paid by the Company on behalf of the Named Executive Officers.

                    TABLE II - OPTION GRANTS IN FISCAL 1997

     This table represents information regarding options to purchase shares of the Company's Common stock granted to named Executive Officers in Fiscal 1997.

                     Number of          Percent of                                                Potential Realizable
                     Securities        Total Options                                             Value at Assumed Annual
                     Underlying         Granted to                                             Rates of Stock Appreciation
                      Options            Employees        Exercise Price       Expiration        for the Option Term (2)
     Name            Granted(1)       in Fiscal 1997          ($/sh)              Date              5%              10%
----------------  ----------------   -----------------   -----------------   ---------------     --------         --------
Mr. Greenspan          37,500              13.2%               $19.42            3/11/07         $455,244        $1,156,266
Mr. Schwartz           37,500              13.2%               $19.42            3/11/07         $455,244        $1,156,266
Mr. Dancu              37,500              13.2%               $19.42            3/11/07         $455,244        $1,156,266
Mr. Saban              37,500              13.2%               $19.42            3/11/07         $455,244        $1,156,266

____________
(1) Options vest 50% on the second anniversary date of the grant, and an additional 25% on each subsequent anniversary so that they are fully vested on the fourth anniversary of the date of the grant.
(2) Amounts represents hypothetical gains that could be achieved for the respective options at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the option grant date to their expiration date based upon a closing price of $19.375 per share, the closing price of Common Stock as of January 30, 1998. These assumptions are not intended to forecast or represent future prices of the Company's common stock. The potential realizable value calculation does not take into account federal or state income tax consequences.

               TABLE III - OPTION EXERCISES IN FISCAL 1997 AND
                      FISCAL 1997 YEAR-END OPTION VALUES

     None of the Company's Named Executive Officers exercised any stock options during fiscal 1997. The following table shows the number of shares of Common Stock subject to exercisable and unexercisable stock options held by each of the Named Executive Officers as of February 1, 1998. The table also reflects the value of such options based on the positive spread between the exercisable price of such options and $19.375, which was the closing sale price of a share of Common Stock reported in the Nasdaq National Market on January 30, 1998 (the last trading day prior to the end of the Company's fiscal year).

                                                                                                 Value of Unexercised
                                                                                                 In-the-Money Options
                          Shares                              Number of Unexercised                 at Year-End(1)
                         Acquired                            Options at Year-End (#)                      ($)
                       on Exercise      Value Realized   --------------------------------  ---------------------------------
Name                       (#)               ($)          Exercisable     Unexercisable      Exercisable     Unexercisable
-------------------  ----------------  ----------------  --------------  ----------------  ---------------  ----------------
Mr. Greenspan               0                 0                   0            37,500                  0              0
Mr. Schwartz                0                 0              10,125            47,625            128,638        128,638
Mr. Dancu                   0                 0             354,373            72,500          5,965,869              0
Mr. Saban                   0                 0              10,125            47,625            128,638        128,638

____________
(1) The value of unexercised in-the-money options at January 30, 1998 is calculated as follows: [(Per Share Closing Sale Price on January 30, 1998)
    - (Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The closing sale price reported by the Nasdaq National Market for the Company's Common Stock on January 30, 1998 was $19.375 per share.

PERFORMANCE GRAPH

     The following indexed line graph indicates the Company's total return to shareholders from January 24, 1996, the first day the Company's Common Stock traded on the Nasdaq National Market, to January 30, 1998, the last trading day prior to the end of fiscal 1997, as compared to the total return for the Nasdaq Composite Index and an index comprised of the Nasdaq Retail Trade Stock for the same period. The calculations in the graph assume that $100 was invested on January 24, 1996 in each of the Company's Common Stock and each index and also assumes dividend reinvestment.

                       [PERFORMANCE GRAPH APPEARS HERE]


                      1/24/96         1/26/96         1/31/97         1/30/98
Nasdaq Comp.         $ 100.00        $  99.75        $ 132.45        $ 157.38
Nasdaq Retail        $ 100.00        $ 101.23        $ 126.73        $ 148.22
K&G                  $ 100.00        $ 104.95        $ 279.91        $ 290.61

                  PROPOSAL IV - RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending January 31,

1999, and has directed that such appointment be submitted to shareholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent public accountants of the Company since 1994 and is considered by management of the Company to be well qualified to serve in this capacity. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors will reconsider the appointment.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from shareholder.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the Shares represented thereby in accordance with their best judgment.

                            SOLICITATION OF PROXIES

     The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any proposal that a shareholder may desire to have included in the Company's proxy material for presentation at the 1998 Annual Meeting must be received by the Company at its executive offices at 1225 Chattahoochee Avenue, NW, Atlanta, Georgia 30318, Attention: Mr. John C. Dancu, on or prior to January 4, 1999.

                                 ANNUAL REPORT

     The Company's Annual Report to Shareholders for fiscal 1997 (which is not part of the Company's proxy soliciting material) is being mailed to the Company's shareholders with this Proxy Statement.

                                                                     May 5, 1998
                                                                Atlanta, Georgia

                                   APPENDIX A
                                   ----------

     At the Annual Meeting, the Shareholders will be asked to consider the following resolution, the purpose of which will be to increase the number of shares of Common Stock from twenty million (20,000,000) to forty million (40,000,000);

     RESOLVED, that the first sentence of ARTICLE IV of the Amended and Restated Articles of Incorporation of K&G Men's Center, Inc. shall be amended to increase the total number of shares of all classes of stock which the Company has authority to issue from twenty-two million (22,000,000) to forty-two million (42,000,000), and to increase the number of authorized shares of "Common Stock" from twenty million (20,000,000) to forty million (40,000,000) so that, as amended, the first sentence of ARTICLE IV shall read in its entirety as follows:

                                    ARTICLE

         The total number of shares of all classes of stock which the Corporation has authority to issue shall be forty-two million (42,000,000) shares, of which forty million (40,000,000) shares, having a par value of One Cent ($.01) per share, shall be designated as "Common Stock," and two million (2,000,000) shares, having a par value of One Cent ($.01) per share, shall be designated as "Preferred Stock."

In all other respects, the Amended and Restated Articles of Incorporation shall remain unchanged.

                                   APPENDIX B
                                   ----------

     At the Annual Meeting, the Shareholders will be asked to consider the following resolution, the purpose of which will be to amend the Company's 1995 Stock Option Plan for Employees to increase the number of shares of Common Stock reserved for grant under the plan form 843,750 to 1,100,000:

     RESOLVED, that the first sentence of Section 4 of the K&G Men's Center, Inc. 1995 Stock Option Plan for Employees, shall be amended to increase the total number of shares of stock reserved for issuance under the plan from 843,750 to 1,100,000 so that as amended the first sentence of Section 4 shall read as follows:

                           4.  Stock Subject to Plan
                               ---------------------

         The Company has authorized and reserved for issuance upon the exercise of Options pursuant to the Plan an aggregate of 1,100,000 shares of the $.01 par value, voting common stock of the Company (collectively, the "Shares").

In all other respects, the K&G Men's Center, Inc. 1995 Stock Option Plan for Employees shall remain unchanged.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF K&G MEN'S CENTER, INC.

  The undersigned shareholder(s) of K&G Men's Center, Inc. a Georgia corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 5, 1998, and hereby appoints Stephen H. Greenspan and John C. Dancu, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of the Company to be held at 11:00 a.m. local time on Friday, June 5, 1998 at the Company's headquarters located at 1225 Chattahoochee Avenue, NW, Atlanta, Georgia 30318, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To approve an amendment to the Company's Articles of Incorporation to increase from 20,000,000 to 40,000,000 the number of shares of Common Stock the Company is authorized to issue.
                                                          [_]ABSTAIN
   [_FOR]the approval     [_]WITHHOLD authority to vote for approval

(2) To approve an amendment to the Company's 1995 Stock Option Plan for Employees to increase the number of shares of the Company's Common Stock reserved for grant under the plan from 843,750 to 1,100,000.
                                                          [_]ABSTAIN
   [_FOR]the approval     [_]WITHHOLD authority to vote for approval

(3) To elect Stephen H. Greenspan and W. Paul Ruben to serve as the Company's two (2) Class III directors to each serve three-year terms expiring in 2001.
   [_FOR]the nominees listed above
                          [_]WITHHOLD authority to vote for nominees
 INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK "FOR" ABOVE, AND WRITE THE NAME OF THE NOMINEE AS TO WHOM YOU WISH TO WITHHOLD AUTHORITY IN THE SPACE BELOW:
 ------------------------------------------------------------------------------

(4) To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company.
                                                          [_]ABSTAIN
   [_FOR]the ratification [_]WITHHOLD authority to vote for ratification

(5) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournments(s) thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder(s). IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE FROM 20,000,000 TO 40,000,000 THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE AS SET FORTH IN (1) ABOVE, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN FOR EMPLOYEES TO INCREASE THE NUMBER OF SHARES RESERVED FOR GRANT FROM 843,750 TO 1,100,000 AS SET FORTH IN (2) ABOVE, FOR THE DIRECTOR NOMINEES NAMED IN ITEM (3) ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS AS SET FORTH IN ITEM (4) ABOVE, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                  Dated: _________________ 1998
                                                  _____________________________
                                                  Signature
                                                  -----------------------------
                                                  Signature (if held jointly)
                                                  Title or authority (if ap-
                                                  plicable)

                                                  NOTE: PLEASE SIGN EXACTLY AS
                                                  NAME APPEARS HEREON. IF
                                                  SHARES ARE REGISTERED IN
                                                  MORE THAN ONE NAME, THE SIG-
                                                  NATURE OF ALL SUCH PERSONS
                                                  ARE REQUIRED. A CORPORATION
                                                  SHOULD SIGN IN ITS FULL COR-
                                                  PORATE NAME BY A DULY AUTHO-
                                                  RIZED OFFICER, STATING HIS
                                                  OR HER TITLE. TRUSTEES,
                                                  GUARDIANS, EXECUTORS AND AD-
                                                  MINISTRATORS SHOULD SIGN IN
                                                  THEIR OFFICIAL CAPACITY,
                                                  GIVING THEIR FULL TITLE AS
                                                  SUCH. IF A PARTNERSHIP,
                                                  PLEASE SIGN IN THE PARTNER-
                                                  SHIP NAME BY AN AUTHORIZED
                                                  PERSON.